Exhibit (k)(9)

AMENDMENT

TO

SUB-ADMINISTRATION SERVICES AGREEMENT

This Amendment (“Amendment”) dated November 19, 2019 by and between Virtus Fund Services, LLC (“Virtus”) and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) (“BNY Mellon”).

BACKGROUND:

A.	Virtus serves as administrator to the investment companies listed on Exhibit C to the Agreement (as defined below) (each, a “Fund” and collectively the “Funds”).

B.	BNY Mellon and Virtus entered into a Sub-Administration Services Agreement dated as of December 9, 2011, as amended to date (the “Agreement”) relating to BNY Mellon's provision of services with respect to the Funds.

C.	On November 18, 2019, Virtus Total Return Fund Inc. reorganized with and into Virtus Dividend & Income Fund Inc., and the surviving Fund was renamed Virtus Total Return Fund Inc.

D.	The parties desire to amend the Agreement as set forth herein.

E.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit C to the Agreement is hereby deleted and replaced in its entirety with Exhibit C attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of Connecticut, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS FUND SERVICES, LLC

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	Vice President and Assistant Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

EXHIBIT C

FUNDS

(Amended and Restated as of November 19. 2019)

Virtus Total Return Fund Inc. (formerly, Virtus Global Dividend & Income Fund Inc.)